BSABS 2006-AC1
Group I

Total Number of Loans		1,948
Total Loan Balance		479,487,431
Average Loan Balance		246,143
WA CLTV (w/o Silent Seconds)		74.54%
WAC		7.00%
WA FICO		689
WALA		2
WAM		358
Fxd Rate		100
IOs		77
MH		0
1st Lien		100
2nd Lien		0
Occupancy--OO		68
Doc Type--Full/Alternative		18
Stated Doc		44
Cash Out Refi		36
Purchase		57

Loans with silent seconds :
% of Portfolio w/ SS		57.93%
$ amount		277,780,508
# of First Liens w/ SS		1,222
CLTV of Total Portfolo (that includes silent 2nds)		85.1%

California		19.38%
Prepay Penalties		43.07%
Pre-Funding Balance		-
Expected Final Pool		479,487,431

Mortgage Rate
	Balance
5.000 - 5.499	482,281	0.1%
5.500 - 5.999	14,089,156	2.9%
6.000 - 6.499	82,827,150	17.3%
6.500 - 6.999	159,651,331	33.3%
7.000 - 7.499	110,310,669	23.0%
7.500 - 7.999	70,046,984	14.6%
8.000 - 8.499	23,466,760	4.9%
8.500 - 8.999	11,518,637	2.4%
9.000 - 9.499	4,942,575	1.0%
9.500 - 9.999	2,030,288	0.4%
11.000 - 11.499	121,600	0.0%
	479,487,431	100.0%

CLTV's (w/0 Silent Seconds)
	Balance
0.01 - 50.00	13,029,068	2.7%
50.01 - 55.00	5,192,418	1.1%
55.01 - 60.00	20,011,204	4.2%
60.01 - 65.00	53,194,683	11.1%
65.01 - 70.00	40,714,129	8.5%
70.01 - 75.00	52,974,722	11.1%
75.01 - 80.00	284,312,124	59.3%
80.01 - 85.00	2,756,008	0.6%
85.01 - 90.00	4,980,178	1.0%
90.01 - 95.00	1,524,886	0.3%
95.01 - 100.00	798,010	0.2%
	479,487,431	100.0%

Credit Scores
	Balance
<500	2,852,387	0.6%
560 - 579	1,523,542	0.3%
580 - 599	3,224,428	0.7%
600 - 619	4,447,705	0.9%
620 - 639	74,208,496	15.5%
640 - 659	71,610,614	14.9%
660 - 679	69,186,597	14.4%
680 - 699	74,446,090	15.5%
700 - 719	43,830,170	9.1%
720 - 739	54,577,149	11.4%
740 - 759	35,145,828	7.3%
>= 760	44,434,425	9.3%
	479,487,431	100.0%

DTI	UPB	%
<= 0.000%	160,235,529	33.4%
0.001% - 11.000%	4,670,466.31	1.0%
11.001% - 16.000%	4,280,593.80	0.9%
16.001% - 21.000%	8,982,784.34	1.9%
21.001% - 26.000%	15,495,759.38	3.2%
26.001% - 31.000%	28,257,745.63	5.9%
31.001% - 36.000%	58,675,549.98	12.2%
36.001% - 41.000%	77,355,191.91	16.1%
41.001% - 46.000%	73,961,258.43	15.4%
46.001% - 51.000%	41,170,237.73	8.6%
51.001% - 56.000%	6,402,315.00	1.3%
	479,487,431	100.0%

Loan Balance
	Balance

	% of Pool
Original Principal	Unpaid Principal
Balance ($)	Balance ($)%
50,000 or less	752,948.95	0.2%
50,001 - 100,000	26,587,335.25	5.5%
100,001 - 150,000	56,008,484.49	11.7%
150,001 - 200,000	51,758,087.90	10.8%
200,001 - 250,000	49,283,974.62	10.3%
250,001 - 300,000	41,761,053.55	8.7%
300,001 - 350,000	36,378,572.37	7.6%
350,001 - 400,000	20,485,781.17	4.3%
400,001 - 450,000	29,352,867.00	6.1%
450,001 - 500,000	24,206,027.23	5.1%
500,001 - 550,000	14,253,230.89	3.0%
550,001 - 600,000	19,031,565.99	4.0%
600,001 - 650,000	21,406,171.55	4.5%
650,001 - 700,000	6,155,867.66	1.3%
700,001 - 750,000	8,002,660.64	1.7%
750,001 - 800,000	6,978,781.10	1.5%
800,001 - 850,000	4,907,122.98	1.0%
850,001 and greater	62,176,897.67	13.0%
Total:	3,426	0.0%
	479,490,857	100.0%

Occupancy Types
	Balance
Primary	326,617,588	68.1%
Second Home	25,374,320	5.3%
Investment	127,495,524	26.6%

	479,487,431	100.0%

Loan Term
	Balance	%
180 - 239	200,444	0.0%
240 - 299	62,291	0.0%
300 - 359	348,816	0.1%
360	478,875,880	99.9%
	479,487,431	100.0%

Loan Purpose
	Balance
Purchase	273,708,049.9	57.1%
Refi (Cashout)	173,839,869.1	36.3%
Refi (Rate Term)	31,939,512.0	6.7%
	479,487,431	100%

Product Type
	Balance
Fixed	479,487,431	100.0%
Floating	0	0.0%
	479,487,431	100.0%

Interest Only
	Balance
2YR IO	-	0.0%
3YR IO	-	0.0%
5YR IO	2,987,787	0.6%
7YR IO	-	0.0%
10YR IO	364,047,015	75.9%
NON IO	112,452,628	23.5%
	479,487,431	100.0%

Hybrid Types
	Balance
6MO ARM	-	0.0%
2/28 ARM	-	0.0%
3/27 ARM	-	0.0%
5/25 ARM	-	0.0%
15/15 ARM	-	0.0%
Fixed	479,487,431	100.0%

	479,487,431	100.0%

Property Type
	Balance
Single Family	260,070,628	54.2%
PUD	113,383,280	23.7%
2-4 Family	69,810,306	14.6%
Condo	25,629,995	5.4%
Hi-Rise Condo	7,841,981	1.6%
Townhouse	2,751,240	0.6%
	479,487,431	100.0%

Documentation
	Balance
Full/Alternative	84,732,141	17.7%
Limited	1,000,000	0.2%
Lite	108,000	0.0%
No Documentation	74,814,198	15.6%
No Income/No Asset	4,865,291	1.0%
No Ratio	76,249,146	15.9%
No Ratio/No VOE	4,145,873	0.9%
Stated Income	209834319.9	0.4376
Stated/Stated	23,738,462	5.0%
	479,487,431	100.0%

Lien Priority
	Balance
First	479,487,431	100.0%
Second	-	0.0%

	479,487,431	100.0%

Mortgage Insurance
Mortgage Insurance	7,837,603	1.6%
Not Insured	471,649,828	98.4%

Coverage Down to:

	479,487,431	100.0%

	Originator	Servicer
[Names of originators & servicers]
	Waterfield	EMC Mortgage

Geographic Distribution-States
State	Balance
Alaska	800,000.00	0.2%
Allbama	4,157,048.13	0.9%
Arkansas	1,786,038.06	0.4%
Arizona	25,830,565.96	5.4%
California	92,934,900.52	19.4%
Colorado	16,544,807.68	3.5%
Connecticut	4,061,200.80	0.8%
District of Columbia	7,435,686.62	1.6%
Delaware	2,077,791.53	0.4%
Florida	46,137,313.71	9.6%
Georgia	29,478,272.67	6.1%
Hawaii	2,119,081.26	0.4%
Iowa	1,097,474.26	0.2%
Idaho	2,078,743.56	0.4%
Illinois	10,453,388.38	2.2%
Indiana	3,313,413.04	0.7%
Kansas	370,902.77	0.1%
Kentucky	1,084,189.51	0.2%
Louisiana	1,594,032.55	0.3%
Massachusetts	7,482,895.25	1.6%
Maryland	35,541,024.32	7.4%
Maine	2,242,184.52	0.5%
Michigan	4,976,521.88	1.0%
Minnesota	4,008,693.81	0.8%
Missouri	2,138,091.88	0.4%
Mississippi	394,056.29	0.1%
Montana	683,974.45	0.1%
North Carolina	5,805,917.17	1.2%
North Dakota	0.00	0.0%
Nebraska	0.00	0.0%
New Hampshire	2,603,388.15	0.5%
New Jersey	26,610,420.91	5.5%
New Mexico	425,294.74	0.1%
Nevada	15,417,771.23	3.2%
New York	19,437,445.20	4.1%
Ohio	3,900,781.53	0.8%
Oklahoma	580,339.61	0.1%
Oregon	7,155,534.67	1.5%
Pennsylvania	6,414,090.55	1.3%
Rhode Island	701,459.78	0.1%
South Carolina	5,482,839.61	1.1%
South Dakota	0.00	0.0%
Tennessee	4,194,766.43	0.9%
Texas	23,710,791.25	4.9%
Utah	4,842,895.30	1.0%
Virginia	28,069,029.10	5.9%
Washington	8,222,874.63	1.7%
Wisconsin	2,615,393.20	0.5%
West Virginia	1,829,104.54	0.4%
Wyoming	645,000.00	0.1%
	479,487,431	100.0%

Geographic Distribution-MSAs
MSA	Balance

Product Type	WA IO Term	Number of Loans	Loan Balance	Avg. Loan Balance	% of Total IO	% of Total Pool	WAC	WA FICO	WA LTV	% Owner Occupied	% Purchase	% Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO	na
2/28 ARM 36 Month IO	na
2/28 ARM 60 Month IO	na
2/28 ARM 120 Month IO	na
3/27 ARM 24 Month IO	na
3/27 ARM 36 Month IO	na
3/27 ARM 60 Month IO	na
5/25 ARM 60 Month IO	na
30 Fixed IO	120	1,371	367,034,802.85	267,713	100	76.55	7.0456	686	75	68.43	60.62	27.3	37.37	14.69
15 Fixed IO
Other IO
Totals:

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%	3.00%	3.50%	4.00%	4.50%	5.00%

2/28 ARM 24 Month IO
2/28 ARM 36 Month IO
2/28 ARM 60 Month IO
2/28 ARM 120 Month IO
3/27 ARM 24 Month IO
3/27 ARM 36 Month IO
3/27 ARM 60 Month IO
5/25 ARM 60 Month IO
Other IO

	Deal Name		Data
MI Data	MI Flag	Y/N	7,837,603	471,649,828
	% of Pool Covered	%	1.63	98.36
	Effective LTV	%	74.54

WA DTI			37.40

Loan Balance Distribution			Data	Data
	$ 0-25,000	# & %
	$ 25,001-50,000	# & %	19	0.18
	$ 50,001-75,000	# & %	136	1.77
	$ 75,001-100,000	# & %	201	3.75
	$ 100,001-150,000	# & %	456	11.68
	$ 150,001-200,000	# & %	296	10.79
	$ 200,001-250,000	# & %	221	10.28
	$ 250,001-300,000	# & %	152	8.71
	$ 300,001-350,000	# & %	112	7.59
	$ 350,001-400,000	# & %	55	4.27
	$ 400,001-450,000	# & %	68	6.12
	$ 450,001-500,000	# & %	51	5.05
	$ 500,001-550,000	# & %	27	2.97
	$ 550,001-600,000	# & %	33	3.97
	$ 600,001-650,000	# & %	34	4.46
	$ 650,001-700,000	# & %	9	1.28
	$ 700,001-750,000	# & %	11	1.67
	$ 750,001-800,000	# & %	9	1.46
	$ 800,001-850,000	# & %	6	1.02
	$ 850,001-900,000	# & %	6	1.10
	$ 900,001-950,000	# & %	6	1.17
	$ 950,001-1,000,000	# & %	19	3.93
	> $ 1,000,001	# & %	21	6.77

Geographic Distribution	AK	%	0.17
	AL	%	0.87
	AR	%	0.37
	AZ	%	5.39
	CA	%	19.38
	CO	%	3.45
	CT	%	0.85
	DC	%	1.55
	DE	%	0.43
	FL	%	9.62

GA	%	6.15
HI	%	0.44
IA	%	0.23
ID	%	0.43
IL	%	2.18
IN	%	0.69
KS	%	0.08
KY	%	0.23
LA	%	0.33
MA	%	1.56
MD	%	7.41
ME	%	0.47
MI	%	1.04
MN	%	0.84
MO	%	0.45
MS	%	0.08
MT	%	0.14
NC	%	1.21
ND	%
NE	%
NH	%	0.54
NJ	%	5.55
NM	%	0.09
NV	%	3.22
NY	%	4.05
OH	%	0.81
OK	%	0.12
OR	%	1.49
PA	%	1.34
RI	%	0.15
SC	%	1.14
SD	%
TN	%	0.87
TX	%	4.95
UT	%	1.01
VA	%	5.85
VT	%
WA	%	1.71
WI	%	0.55
WV	%	0.38
WY	%	0.13

Balance	WAC	FICO	LTV	Occupancy	Purpose	Property Type	State	City	ZIP	DTI	Documentation
650000.00	6.250	742	48.51	Investor	Cash-out Refi	2-4 Family	CA	SANTA MONICA	90405	38.41	Stated/Stated
1915766.55	6.500	628	65.00	Owner Occupied	Rate-Term Refi	Single Family	CA	LOS ANGELES	90049	0.00	No Documentation
839122.98	5.750	705	80.00	Owner Occupied	Purchase	Single Family	CA	CANYON COUNTRY	91390	34.65	Stated Income
1000000.00	7.500	655	67.80	Owner Occupied	Cash-out Refi	Single Family	VA	BERRYVILLE	22611	0.00	No Income/No Asset
945000.00	7.125	766	73.68	Owner Occupied	Purchase	High-Rise Condo	FL	Miami	33131	0.00	No Ratio
699335.81	6.250	730	80.00	Owner Occupied	Purchase	PUD	GA	DAWSONVILLE	30534	25.35	Stated Income
675171.27	6.375	698	80.00	Owner Occupied	Purchase	Single Family	AZ	Phoenix	85018	38.25	Stated Income
900000.00	7.500	702	70.87	Owner Occupied	Cash-out Refi	PUD	FL	Jacksonville	32225	33.73	Stated Income
649412.39	6.500	781	56.52	Owner Occupied	Cash-out Refi	PUD	FL	Palmetto	34221	33.92	Stated Income
1088750.00	7.125	679	65.00	Owner Occupied	Purchase	PUD	CA	Trabuco Canyon	92679	0.00	No Documentation
995000.00	6.875	627	79.60	Owner Occupied	Cash-out Refi	Single Family	VA	Arlington	22203	24.26	Stated/Stated
629483.59	7.000		60.00	Second Home	Purchase	Single Family	TX	El Paso	79932	30.74	Stated Income
1155000.00	7.875	632	70.00	Owner Occupied	Cash-out Refi	Single Family	SC	Hollywood	29449	29.39	Stated/Stated
631455.86	6.750	699	80.00	Owner Occupied	Cash-out Refi	Single Family	CA	Orangevale	95662	40.84	Stated Income
627533.93	7.500	658	80.00	Owner Occupied	Purchase	PUD	FL	Stuart	34997	0.00	No Ratio
620000.00	7.500	692	80.00	Owner Occupied	Purchase	Single Family	HI	Honolulu	96816	0.00	No Documentation
1950000.00	7.750	759	65.00	Owner Occupied	Purchase	Single Family	TN	Memphis	38125	36.30	Stated Income
692000.00	8.125	725	80.00	Owner Occupied	Purchase	Single Family	CA	OCEANSIDE	92054	0.00	No Ratio
609000.00	8.500	620	70.00	Owner Occupied	Cash-out Refi	Single Family	NJ	Livingston	07039	0.00	No Documentation
650000.00	6.250	718	76.02	Owner Occupied	Cash-out Refi	Single Family	CA	Redondo Beach	90277	30.34	Stated Income
974999.98	6.250	760	64.57	Investor	Cash-out Refi	PUD	CA	South Lake Tahoe	96150	21.78	Stated Income
611760.00	7.125	672	80.00	Owner Occupied	Purchase	Condominium	VA	ALEXANDRIA	22314	0.00	No Ratio
918000.00	6.875	712	80.00	Owner Occupied	Purchase	Single Family	CA	FOSTER CITY	94404	37.66	Stated Income
975000.00	7.625	658	75.00	Owner Occupied	Purchase	PUD	GA	ROSWELL	30073	46.28	Stated Income
1625000.00	7.000	626	65.00	Owner Occupied	Cash-out Refi	Single Family	NY	EAST HAMPTON	11937	0.00	No Documentation
756000.00	8.125	649	80.00	Owner Occupied	Purchase	PUD	CA	SAN MARCOS	92078	34.81	Stated Income
868000.00	6.500	700	61.40	Owner Occupied	Cash-out Refi	PUD	MD	GLENWOOD	21738	0.00	No Documentation
1000000.00	7.250	732	74.07	Owner Occupied	Purchase	PUD	NV	LAS VEGAS	89120	48.31	Stated Income
760000.00	7.750	721	80.00	Owner Occupied	Purchase	Single Family	CA	(SHERMAN OAKS AREA)L	91401	0.00	No Ratio
840000.00	7.125	657	80.00	Owner Occupied	Cash-out Refi	PUD	AR	LITTLE ROCK	72223	37.61	Stated Income
800000.00	8.875	638	80.00	Owner Occupied	Purchase	Single Family	AK	ANCHORAGE	99504	0.00	No Ratio

900000.00	7.375	658	80.00	Owner Occupied	Cash-out Refi	Single Family	NJ	COLTS NECK	07722	0.00	No Ratio
809500.00	6.375	680	79.99	Owner Occupied	Purchase	Single Family	WA	FALL CITY	98024	32.36	Stated Income
1499999.70	6.625	744	62.27	Owner Occupied	Cash-out Refi	PUD	CO	LITTLETON	80121	36.95	Full
1470000.00	6.875	753	70.00	Owner Occupied	Purchase	PUD	NV	LAS VEGAS	89135	42.53	Full
1999415.18	6.125	754	57.14	Owner Occupied	Cash-out Refi	Single Family	CA	San Francisco	94123	0.00	No Documentation
1942500.00	9.125	657	70.00	Owner Occupied	Cash-out Refi	Single Family	CA	LOS ANGELES	90046	0.00	No Ratio
808500.00	6.375	777	70.00	Owner Occupied	Purchase	PUD	MD	CROWNSVILLE	21032	21.58	Stated Income
660000.00	6.000	663	76.74	Owner Occupied	Rate-Term Refi	Single Family	CA	TORRANCE	90504	30.19	Stated Income
644214.00	6.625	706	80.00	Owner Occupied	Purchase	PUD	VA	MANASSAS	20112	0.00	No Ratio
650000.00	6.500	710	78.31	Owner Occupied	Cash-out Refi	Single Family	CA	AGUA DULCE	91390	33.67	Alt
620000.00	7.000	686	80.00	Owner Occupied	Purchase	PUD	AZ	SCOTTSDALE	85255	44.66	Stated Income
749999.99	6.625	793	60.00	Investor	Cash-out Refi	2-4 Family	DC	Washington	20003	38.01	Stated Income
747500.00	6.000	687	65.00	Owner Occupied	Cash-out Refi	Single Family	NV	Las Vegas	89123	0.00	No Ratio
995000.00	6.500	729	58.53	Owner Occupied	Cash-out Refi	2-4 Family	CA	SAN FRANCISCO	94114	0.00	No Ratio
632000.00	6.000	720	80.00	Owner Occupied	Purchase	Single Family	CA	CASTRO VALLEY	95456	33.58	Stated Income
677600.00	6.875	711	80.00	Owner Occupied	Purchase	Single Family	CA	ORINDA	94563	36.69	Stated Income
998314.94	6.875	689	68.97	Investor	Cash-out Refi	Condominium	NV	Las Vegas	89109	34.38	Stated Income
1101573.77	6.875	696	70.00	Second Home	Purchase	High-Rise Condo	FL	Miami Beach	33109	43.50	Stated Income
960000.00	6.625	698	75.00	Owner Occupied	Cash-out Refi	Single Family	MD	BETHESDA	20816	33.64	Stated Income
1750000.00	6.375	663	56.45	Owner Occupied	Cash-out Refi	Single Family	NV	Las Vegas	89117	42.17	Stated Income
1948623.71	7.750	653	65.00	Second Home	Purchase	Single Family	CA	Mammoth Lakes	93546	54.72	Stated Income
993437.50	7.875	670	74.07	Owner Occupied	Purchase	Single Family	CA	Tarzana	91356	32.49	Full
614999.99	6.250	675	55.91	Owner Occupied	Rate-Term Refi	2-4 Family	GA	SAVANNAH	31401	0.00	No Documentation
805000.00	6.750	666	70.00	Owner Occupied	Cash-out Refi	Single Family	CT	Madison	06443	0.00	No Documentation
661050.00	6.500	755	79.98	Owner Occupied	Purchase	PUD	AZ	PHOENIX	85086	40.47	Stated Income
1000000.00	7.750	699	64.52	Investor	Purchase	2-4 Family	CA	Playa Del Rey	90293	0.00	No Ratio
1101000.00	6.750	772	75.00	Owner Occupied	Purchase	PUD	NV	Henderson	89012	46.04	Stated Income
724000.00	6.875	748	80.00	Owner Occupied	Purchase	Single Family	HI	EWA BEACH	96706	4.71	Stated Income
615000.00	6.875	629	75.00	Owner Occupied	Cash-out Refi	Single Family	NY	Far Rockaway	11691	36.55	Stated Income
611250.00	7.250	684	75.00	Second Home	Purchase	PUD	FL	West Palm Beach	33411	0.00	No Documentation
862500.00	7.000	736	75.00	Investor	Cash-out Refi	2-4 Family	CA	LOS ANGELES	90034	0.00	No Ratio
940300.00	6.750	730	80.00	Second Home	Purchase	Condominium	UT	PARK CITY	84060	45.48	Stated Income

650000.00	6.375	733	77.84	Owner Occupied	Purchase	PUD	AZ	PEROIA	85383	0.00	No Documentation
725000.00	5.875	716	67.44	Owner Occupied	Purchase	PUD	CO	COLORADO SPRINGS	80906	24.24	Stated Income
975000.00	7.375	683	75.00	Owner Occupied	Purchase	PUD	CO	Evergreen	80439	34.36	Stated Income
698600.00	6.875	733	70.00	Owner Occupied	Purchase	Single Family	AZ	Phoenix	85016	0.00	No Documentation
936000.00	8.125	750	80.00	Owner Occupied	Purchase	PUD	CA	ENCINITAS	92024	0.00	No Ratio
999900.00	8.250	660	79.99	Owner Occupied	Purchase	Single Family	GA	Roswell	30075	0.00	No Ratio
645000.00	6.750	761	75.00	Owner Occupied	Purchase	Single Family	WY	Jackson	83001	0.00	No Documentation
780000.00	6.000	631	65.00	Owner Occupied	Rate-Term Refi	Single Family	VA	Fairfax	22031	0.00	No Ratio
1337195.20	5.750	722	69.79	Owner Occupied	Cash-out Refi	Single Family	CA	BONSALL	92003	35.16	Stated Income
1284625.00	7.375	654	75.00	Owner Occupied	Purchase	PUD	CA	LADERA RANCH	92694	44.70	Alt
932000.00	6.625	734	80.00	Owner Occupied	Purchase	Single Family	CA	TEMECULA	92592	34.36	Stated Income
1000000.00	8.125	655	72.46	Owner Occupied	Purchase	Single Family	CA	AGOURA HILLS	91301	36.26	Limited
786781.10	6.375	663	64.98	Investor	Cash-out Refi	2-4 Family	CA	SAN CLEMENTE	92672	50.30	Full
700000.00	6.375	625	70.00	Owner Occupied	Cash-out Refi	PUD	AZ	Carefree	85377	39.44	Stated Income
712000.00	7.500	657	80.00	Owner Occupied	Purchase	PUD	PA	Newtown	18940	36.47	Stated Income
636000.00	8.625	720	80.00	Owner Occupied	Purchase	2-4 Family	MA	Roxbury	02120	41.43	Stated Income
805000.00	6.875	681	70.00	Owner Occupied	Cash-out Refi	Single Family	CA	RIVERSIDE	92504	35.49	Stated Income
644000.00	5.875	726	80.00	Owner Occupied	Purchase	2-4 Family	CO	BOULDER	80302	43.24	Stated Income
1951600.00	7.250	685	70.00	Owner Occupied	Cash-out Refi	PUD	CA	DANVILLE	94506	32.66	Stated/Stated
997645.54	7.250	805	70.18	Investor	Purchase	2-4 Family	NY	Brooklyn	11238	19.10	Stated Income
650000.00	6.375	690	77.94	Owner Occupied	Purchase	PUD	CA	Oceanside	92057	39.87	Stated Income
1105000.00	6.500	709	65.00	Owner Occupied	Cash-out Refi	2-4 Family	CA	SAN FRANCISCO	94103	35.93	Stated/Stated
649940.06	6.375	633	74.29	Owner Occupied	Cash-out Refi	Single Family	CA	SAN DIEGO	92109	0.00	No Documentation
601250.00	6.625	655	65.00	Investor	Cash-out Refi	2-4 Family	CA	ORANGE	92833	47.50	Stated Income
650000.00	6.875	629	68.42	Owner Occupied	Cash-out Refi	Single Family	AZ	PHOENIX	85062	0.00	No Documentation
1000000.00	6.375	661	55.56	Owner Occupied	Cash-out Refi	2-4 Family	DC	Washington	20390	0.00	No Documentation
704800.00	6.875	688	80.00	Second Home	Purchase	Single Family	FL	TARPON SPRINGS	34689	0.00	No Ratio
621848.00	8.000	627	80.00	Investor	Purchase	PUD	AZ	SCOTTSDALE	85260	49.00	Stated/Stated
605000.00	6.000	646	59.02	Owner Occupied	Cash-out Refi	Single Family	CA	SANTA BARBARA	93101	33.27	Stated Income
759986.57	6.250	650	69.09	Owner Occupied	Cash-out Refi	Single Family	NY	DIX HILLS	11746	37.63	Stated Income
728000.00	6.500	758	80.00	Owner Occupied	Purchase	Single Family	VA	Falls Church	22044	0.00	No Ratio

1755000.00	7.375	639	65.00	Owner Occupied	Purchase	High-Rise Condo	FL	AVENTURA	33180	37.09	Stated Income
640000.00	6.875	646	80.00	Owner Occupied	Cash-out Refi	Single Family	IL	Hawthorn Woods	60047	43.74	Stated Income
1000000.00	5.875	688	64.52	Owner Occupied	Cash-out Refi	Single Family	CA	PALOS VERDES ESTATES	90274	0.00	No Documentation
776000.00	8.250	685	80.00	Owner Occupied	Purchase	Single Family	FL	WEST PALM BEACH	33414	37.01	Stated Income
1348779.58	6.500	672	60.00	Owner Occupied	Cash-out Refi	High-Rise Condo	NY	New York	10014	0.00	No Income/No Asset
780000.00	7.250	696	80.00	Owner Occupied	Cash-out Refi	Single Family	CA	El Cajon	92019	39.40	Stated Income
704499.81	6.750	677	74.16	Owner Occupied	Cash-out Refi	Single Family	GA	Watkinsville	30677	30.90	Stated Income
864000.00	6.500	735	80.00	Owner Occupied	Purchase	Single Family	TX	BELLAIRE	77401	33.68	Stated Income
749999.60	7.250	683	73.74	Second Home	Purchase	Condominium	MD	OCEAN CITY	21842	20.56	Stated Income
999950.00	6.875	682	77.22	Owner Occupied	Purchase	PUD	TX	HOUSTON	77019	34.14	Stated Income
1000000.00	6.875	733	64.56	Investor	Purchase	Single Family	CA	SANTA MONICA	90403	39.62	Stated/Stated
962129.43	6.500	695	64.20	Owner Occupied	Cash-out Refi	Single Family	CA	San Diego	92121	34.01	Full
618748.35	6.250	669	75.00	Owner Occupied	Cash-out Refi	Single Family	MD	ANNAPOLIS	21401	44.04	Stated Income
936750.00	7.250	689	75.00	Owner Occupied	Purchase	Single Family	AL	Gulf Shores	36542	47.13	Full
1481250.00	7.000	797	75.00	Second Home	Purchase	PUD	ID	ketchum	83330	39.91	Stated Income
623999.45	6.750	681	80.00	Owner Occupied	Purchase	PUD	FL	Tierra Verde	33715	18.79	Stated Income
636994.58	6.500	750	80.00	Owner Occupied	Cash-out Refi	PUD	FL	Orlando	32819	34.52	Stated Income
617846.68	6.750	757	80.00	Second Home	Rate-Term Refi	Single Family	MA	EASTHAM	02642	40.80	Stated Income
780000.00	6.875	622	65.00	Second Home	Cash-out Refi	Single Family	WI	LAC LA BELLE	53066	47.87	Stated Income
1641500.00	6.500	726	70.00	Owner Occupied	Purchase	Single Family	WA	BELLEVUE	98008	43.77	Alt
630000.00	6.125	791	60.00	Owner Occupied	Purchase	Single Family	UT	SALT LAKE CITY	84103	33.01	Alt
721600.00	7.500	717	80.00	Owner Occupied	Cash-out Refi	Single Family	CA	LOS ANGELES	90026	43.64	Full
613600.00	7.000	737	80.00	Investor	Purchase	2-4 Family	NY	BROOKLYN	11221	26.60	Stated/Stated
736000.00	7.625	718	80.00	Owner Occupied	Cash-out Refi	PUD	CA	FRESNO	93711	40.84	Stated Income
896800.00	7.000	665	80.00	Owner Occupied	Purchase	Single Family	FL	HOLIDAY	34691	0.00	No Ratio
692250.00	6.375	731	65.00	Second Home	Purchase	Single Family	MI	OMENA	49674	44.21	Alt
607858.26	6.000	778	80.00	Second Home	Purchase	Condominium	FL	Jacksonville Beach	32240	26.58	Full

Please provide loan level data for loans with a balance over $600,000.

Product Type	WA IO Term	Number of Loans	Loan Balance	Avg. Loan Balance	% of Total IO	% of Total Pool	WAC	WA FICO	WA LTV	% Owner Occupied	% Purchase	% Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO	na
2/28 ARM 36 Month IO	na
2/28 ARM 60 Month IO	na
2/28 ARM 120 Month IO	na
3/27 ARM 24 Month IO	na
3/27 ARM 36 Month IO	na
3/27 ARM 60 Month IO	na
5/25 ARM 60 Month IO	na
30 Fixed IO	120	1,371	367,034,802.85	267,713	100	76.55	7.0456	686	75	68.43	60.62	27.3	37.37	14.69
15 Fixed IO
Other IO
Totals:

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%	3.00%	3.50%	4.00%	4.50%	5.00%
2/28 ARM 24 Month IO
2/28 ARM 36 Month IO
2/28 ARM 60 Month IO
2/28 ARM 120 Month IO
3/27 ARM 24 Month IO
3/27 ARM 36 Month IO
3/27 ARM 60 Month IO
5/25 ARM 60 Month IO
Other IO

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you nvest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete nformation about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at ww.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please lick here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base rospectus applicable to this offering.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not ermitted.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities rior to the time of your commitment to purchase.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.